CONSENT OF INDEPENDENT ACCOUNTANTS'



We consent to the incorporation by reference in the Registration Statement on Form S-8 of YDI Wireless, Inc. of our report dated February 10, 2003, except for
Note 2, as to which the date is July 9, 2003, on our audits of the consolidated financial statements of YDI Wireless, Inc. and Subsidiaries (formerly Young Design, Inc. and Subsidiaries) as of December 31, 2002 and 2001.

/s/ Fitzgerald, Snyder & Co., P.C.

Fitzgerald, Snyder & Co., P.C.
(formerly Hoffman, Fitzgerald & Snyder, P.C.)
McLean, Virginia
December 17, 2004